GYPSY/El TULE/RICH GULCH GOLD MINING CLAIMS PURCHASE AGREEMENT

THIS AGREEMENT made and entered into as of the 16th day of June, 2014.

BETWEEN: American International Ventures, Inc. (Stock Symbol –AIVN) a Delaware Public Company, & Placer Gold Prospecting, Inc., a Florida Corporation, wholly owned subsidiary of American International Ventures, Inc., 15122 Tealrise Way, Lithia, FL 33547 (Herein called the "Seller") OF **THE FIRST PART**

AND

Gold Mining USA Inc. (Stock Symbol - GMUI) A Florida Public Company, Established in 1996 and having its mailing address at 1007 7th street Sacramento, California 98514
(Herein called the "Buyer") **OF THE SECOND PART**

WHERAS the Seller has represented that, it is the sole recorded and beneficial owner in and to the property called the Mines Claim (the "Property") described in Schedule "A" and "B" attached hereto;

AND WHEREAS the Seller, will sell to the Buyer an undivided 100% right, title and interest surface and mineral rights on the Property on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of
the premises, the mutual covenants herein set forth herein and the sum of One Dollar ($1.00) of lawful money of U.S. currency now paid by the Buyer to the Seller (the receipt whereof is hereby acknowledged), the Parties hereto do hereby mutually covenant and agree as follows:

1. **Definitions**

The following words, phrases and expressions shall have the following meanings:

(a) AIVN IS AMERICAN INTERNATIONAL VENTURES, Inc. & Placer Gold Prospecting, Inc.
(b) GMUI IS GOLD MINING USA INC.
"Facilities" means all mines and plants, including without limitation, all pits, shafts, adits, haulageways, raises and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property and relating to the operator of the Property as a mine or outside the Property if for the exclusive benefit of the Property only;

(c) "Force Majeure" means an event beyond the reasonable control of the Buyer that prevents or delays it from conducting the activities contemplated by this Agreement other than the making of payments referred to in Section 4 herein. Such events shall include but not be limited to acts of God, war, insurrection, action or inaction of governmental agencies reflecting an instability in government procedures, or delay in permitting unacceptable to both Seller and Buyer;

(d) "Mineral Products" means the commercial end products derived from operating the Property as a mine.

(e)"Mining Operations" (See Schedule A and B) includes every kind of work done on or with respect to the Property by or under the direction of the Buyer pursuant to an approved Work Program; and without limiting the generality of the foregoing, including all work capable of receiving assessment credits pursuant to the Mines and Minerals Act of Nevada and the work of assessment, geophysical,

geochemical and geological surveys, studies and mapping, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any considered to be prospecting, exploration, development, a feasibility study, mining work, milling concentration, beneficiation or ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities;

(f) "Ownership" means the ownership transferred by AIVN (the Seller) to GMUI (the Buyer) a 100% right, title and interest in and to the Property as more particularly set forth in NUMBER 4, subject to the delivery of Restricted Stock of GMUI to AIVN in the amount of One Million Five Hundred Thousand (1,500,000) shares of 144 Restricted Shares. Said shares are issued and acceptable to both parties to allow for seller to be under the 10% affiliate rule under the securities and exchange act of 1933. Net Smelter Return of Three percent (3%). Both parties are agreeable to combine this agreement with a prior agreement signed on January 2014.

(g)In addition, the obligations in aforementioned agreement regarding 1,000,000 AIVN debentures is now satisfied and superseded by the issuance of the 1,500,000 as stated above.

Once settlement under the terms of this agreement are completed, GMUI will assume full enencumbered ownership of the claims outlined in Schedule A and B;

(h) "Purchase Period" means the period from the date hereof to the date at when the Buyer has performed its obligations to acquire its 100% interest in the Property as set out in number 4 hereof, or the termination of this Agreement, whichever is earlier;

(i) "Property" means the mineral claims described in Schedule "A" and "B";

(j)"Filing Fees" means all fees, payments and expenses necessary to keep the patented/unpatented claims in good standing with federal, state and local government entities including property taxes;

2. Headings

Any heading, caption or index hereto shall not be used in any way in construing or interpreting any provision hereof. Singular, Plural; whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires.

3. Ownership

The Seller hereby grants to the Buyer the sole and exclusive right to OWNERSHIP OF THE CLAIMS.

(a) On or before June 30, 2014, the Buyer will deliver to Seller 1,500,000 shares of restricted common stock of GMUI.

4. Transfer of Claims

The Seller will deliver a Mining Quit Claim Deeds (Schedule A & B) duly executed document of Claims in favor of the Buyer Upon Buyer's completion of all the conditions by June 30, 2014 of 1.5 million 144 shares of GMUI and requirements to earn a 100% interest in the claims. The Buyer shall be entitled to record the Buyers OWNERSHIP Transfer with the appropriate government offices to effect transfer of legal title of the Claim into its own name.

5. Termination

This Agreement shall forthwith terminate in circumstances where:

(a) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Buyer.

6. Representations and Covenants of the Seller

The Seller represents and covenants to and with the Buyer, as of this date, as follows:

(a) The Seller is a company duly organized validly existing and in good standing under the laws of Delaware and Nevada;

(b) The Seller has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement

(c) Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e) The Agreement constitutes a legal, valid and binding obligation of the Seller;

(f) The Property is accurately described in Schedule "A" and "B", is in good standing under the laws of the jurisdiction in which it is located and is free and clear of all liens, charges and encumbrances as stated herein;

(g) Both The Seller and The Buyer are the sole recorded and beneficial owner of the Property subject to holding the exclusive right to enter into this Agreement and all necessary authority to transfer its interest in the Property in accordance with the terms of this Agreement;

(h) No Person, firm or corporation has any proprietary or possessory interest in the Property other than the Seller.

(i) Upon request by the Buyer, and at the sole cost of the Buyer, the Seller shall use his best efforts to deliver or cause to be delivered to the Buyer copies of all available maps and other documents and data in its possession respecting the Property. Nothing will be withheld, hidden, or kept from the Buyer, whether the data or information is held or not by the Seller; and

(j) The Seller indemnifies and holds harmless the Buyer from any and all suits, judgments, actions, liabilities, whether environmental or other that the Seller is aware of as pending or contemplated prior to this agreement.

7. Representations and Covenants of the Buyer

The Buyer represents and covenants to and with the Seller that:

(a) The Buyer is a company duly organized validly existing and in good standing under the laws of Nevada;

(b) The Buyer has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of it constating documents; and

(e) This Agreement constitutes a legal, valid and binding obligation of the Buyer.

8. Indemnity and Survival of Representation

The representation Seller and Buyer hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Buyer and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, Ownership, covenant, agreement or condition made by them and contained in this Agreement.

The Seller hereby indemnifies and saves harmless the Buyer, and its officers, directors, employees, consultants, or agents from any liability arising from any and every kind of work done on or with respect to the Property prior to the signing of this Agreement (the "Prior Operations"). Without limiting the generality of the foregoing, Prior Operations includes all work capable of receiving assessment credits pursuant to The Mines and Minerals Act of Nevada and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities.

The Buyer hereby indemnifies and saves harmless the Seller, and its officers, directors, employees, consultants, or agents from any liability arising from any and every kind of work done on or with respect to the Property after the signing of this Agreement (the "Future Operations"). Without limiting the generality of the foregoing, Future Operations includes all Mining Operations, construction of any Facilities, and all work capable of receiving assessment credits pursuant to The Mines and Minerals Act of Nevada and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development,

a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities.

9. Confidentiality

Except as required by law, the parties hereto agree to hold in confidence all information obtained in confidence in respect of the Property or otherwise in connection with this Agreement other than in circumstances where a party has an obligation to disclose such information in accordance with applicable securities legislation or if an acceptable confidentiality agreement has been obtained from a third party.

10. Notice

All notices, consents, demands and requests (in this Section 12 called the "Communication") required or permitted to be given under this Agreement shall be in writing and may be delivered personally sent by electronic means or may be forwarded by first class prepaid registered mail to the parties at their addresses first above written. Any Communication delivered personally or sent electronically including email shall be deemed to have been given and received on the second business day next following the date of sending. Any Communication mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, addressed to the parties at their addresses first above written or to such other address or addresses as either party may from time to time specify by notice to the other; provided, however, that if there shall be a mail strike, slowdown or other labor dispute which might affect delivery of the Communication by mail, then the Communication shall be effective only if actually delivered. For purposes of this agreement and as a definition of address the Seller's email shall be defined as jackwagenti@aivn.co
The Buyer's email shall be defined as brian@goldminingusainc.com
Notice will be provided to each party should their respective email address change.

11. Further Assurances

Each of the parties to this Agreement shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

12. Entire Agreement

The parties hereto acknowledge that they have expressed herein the entire understanding and obligation of this Agreement and it is expressly understood and agreed that no implied covenant, condition, term or reservation, shall be read into this Agreement relating to or concerning any matter or operation provided for herein.

13. Proper Law and Arbitration

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States of America. The parties hereto hereby irrevocably attorney to the jurisdiction of the Courts of Nevada. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived there from, shall be referred to and finally resolved by arbitration under the rules of The Arbitration Act of Nevada. Each party shall select one arbitrator and the two arbitrators will select a third arbitrator. The decision of the three (3) arbitrators shall be binding on the parties.

14. Inurement

This Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15. Payment

All references to monies herein shall be in USD funds unless otherwise specified. The Buyer shall make payments for the Expenditures incurred by the Seller no later than 30 days after the receipt of invoices delivered by the Buyer to do any acts or make any payments hereunder, and any act or payment or payments as shall be made hereunder shall not be construed as obligating the Buyer to do any further act or make any further payment or payments.

18. Supersedes Previous Agreements

This Agreement supersedes and replaces all previous oral or written agreements, memoranda, correspondence or other communications between the parties hereto relating to the subject matter hereof.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the 16th day of June , 2014.

American International Ventures Inc.

Per:__________________________

Interim President CEO Jack Wagenti

Gold Mining USA Inc.

Per:__________________________

VP Operations Brian Jenkins

SCHEDULE "A"

The List of gold mining claims in the name of AIVN and pertinent to this agreement– Located in Douglas County, Nevada:

Claim Name	Owner	State	Claim No.
EL TULE/RICH GULCH	AIVN	Nevada	1061194
			1061195
			1061196
			1061197
			1061198
			1061199
			1061200
			1061201
			1061202
			1061203
			1061204
			1061205
			1061206
			1061207
			1061208
			1061209
			1061210
			1061211
			1059839
			1059840
			1059841
			1061193

SCHEDULE "B"

The List of gold mining claims in the name of AIVN and pertinent to this agreement– Located in Douglas County, Nevada:

Claim Name	Owner	State	Claim No.
Gypsy	AIVN	Nevada	1093547
			1093551
			1093552 1093553